Exhibit 10.1

This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act.

This Warrant and any shares acquired upon the exercise of this Warrant are subject to certain restrictions on transfer and certain tag-along and other rights and obligations contained in that certain Stockholders Agreement dated as of October 18, 2000, as amended and modified from time to time. Any transferee of these securities takes subject to the terms of such agreement, a copy of which is on file with the Company.

SYMMETRY MEDICAL, INC.

Form of Class A Preferred Stock Purchase Warrant

No. P-	Warsaw, Indiana

Symmetry Medical, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that                      (“                    ”), or registered assigns, is entitled to purchase from the Company 1,961.261 duly authorized, validly issued, fully paid and nonassessable shares of Class A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company at the purchase price per share of $0.01 (the “Initial Warrant Price”), at any time or from time to time prior to 5:00 P.M., Warsaw, Indiana time, on June 11, 2013 (the “Expiration Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant is one of the Class A Preferred Stock Purchase Warrants (the “Preferred Warrants”, such term to include any such warrants issued in substitution therefor) originally issued in connection with the execution and delivery of the Senior Subordinated Loan Agreement dated as of June 11, 2003 (as from time to time in effect, the “Loan Agreement”) among the Company and the Lenders named therein (the “Purchasers”). This Warrant and the other Preferred Warrants issued on the date hereof in connection with the Loan Agreement (collectively, the “Warrants”) evidence rights to purchase an aggregate of 3,530.269 shares of Preferred Stock, subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in Section 13 hereof.

1. EXERCISE OR CONVERSION OF WARRANT.

1.1. Manner of Exercise or Conversion; Payment.

1.1.1. Exercise. Subject to Section 1.5, this Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day on or prior to the Expiration Date, by surrender of this Warrant to the Company at its office maintained pursuant to Section 12.2(a) hereof, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash or by check payable to the order of the Company (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Preferred Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Warrant Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof.

1.1.2. Conversion. Subject to Section 1.5, this Warrant may be converted by the holder hereof, in whole or in part, into shares of Preferred Stock, during normal business hours on any Business Day on or prior to the Expiration Date, by surrender of this Warrant to the Company at its office maintained pursuant to Section 12.2(a) hereof, accompanied by a conversion notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock (or Other Securities) equal to:

(i) an amount equal to:

(a)	an amount equal to (x) the number of shares of Preferred Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof which such holder would be entitled to receive upon exercise of this Warrant for the number of shares of Preferred Stock designated in such conversion notice multiplied by (y) the Market Price of each such share of Preferred Stock (or such Other Securities) so receivable upon such exercise minus

(b)	an amount equal to (x) the number of shares of Preferred Stock (without giving effect to any adjustment thereof) designated in such conversion notice multiplied by (y) the Initial Warrant Price

divided	by

(ii) such Market Price of each such share of Preferred Stock (or Other Securities).

For all purposes of this Warrant (other than this Section 1.1), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the conversion of this Warrant into Preferred Stock (or other Securities) in accordance with the terms of this Section 1.1.2.

1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Preferred Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 hereof shall be deemed to have become the holder or holders of record thereof.

1.3. Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within ten days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 9 hereof, as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock (or Other Securities) to which such holder shall be entitled upon such exercise including any fractional share; and

(b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of shares of Preferred Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1 hereof.

1.4. Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

1.5. Inclusion of Dividends on Preferred Stock. The Company hereby covenants and agrees that the shares of Preferred Stock issued upon conversion or exercise of this Warrant pursuant to this Section 1 shall represent a right to receive all dividends that would have accrued on such shares of Preferred Stock from the date of this Warrant through the date of such exercise had such shares of Preferred Stock been issued on the date of this Warrant, and such shares of Preferred Stock shall accrue dividends after the date of such exercise in accordance with the Company’s certificate of incorporation, and the Company will pay, in cash, to the holder of this Warrant all such dividends and accrued dividends at such time as such dividends are declared and paid to holders of Preferred Stock.

2. ADJUSTMENT OF PREFERRED STOCK ISSUABLE UPON EXERCISE.

2.1. General; Number of Shares; Warrant Price. The number of shares of Preferred Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Preferred Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1 hereof, by the fraction of which (a) the numerator is the Initial Warrant Price and (b) the denominator is the Warrant Price in effect on the date of such exercise. The “Warrant Price” shall initially be the Initial Warrant Price, shall be adjusted and readjusted from time to time as provided in this Section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

2.2. Adjustment of Warrant Price.

2.2.1. Issuance of Additional Shares of Preferred Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Preferred Stock (including Additional Shares of Preferred Stock deemed to be issued pursuant to Section 2.3 or 2.4 hereof) without consideration or for a consideration per share less than the greater of the Market Price or the Warrant Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 2.7 hereof, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price determined by multiplying such Warrant Price by a fraction:

(a) the numerator of which shall be (i) the number of shares of Preferred Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Preferred Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Preferred Stock so issued or sold would purchase at the greater of such Market Price and such Warrant Price; and

(b) the denominator of which shall be the number of shares of Preferred Stock outstanding immediately after such issue or sale.

2.2.2. Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including without limitation any distribution of cash, other or additional stock or other securities or property or Options, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise), or such dividend shall otherwise accrue (other than the stated dividends on the Preferred Stock set forth in the Company’s certificate of incorporation), on the Preferred Stock, other than a dividend payable in Additional Shares of Preferred Stock, then, and in each such case, subject to Section 2.7 hereof, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Price by a fraction:

(x) the numerator of which shall be the Market Price in effect on such record date or, if the Preferred Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Preferred Stock; and

(y) the denominator of which shall be such Market Price.

2.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Preferred Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Preferred Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Preferred Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided, however, that such Additional Shares of Preferred Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.5 hereof) of such shares would be less than the greater of the Market Price or the Warrant Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Preferred Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that in any such case in which Additional Shares of Preferred Stock are deemed to be issued:

(a) no further adjustment of the Warrant Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Preferred Stock;

(b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Preferred Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

(c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised, or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

(i) in the case of Options or Convertible Securities, the only Additional Shares of Preferred Stock issued or sold were the Additional Shares of Preferred Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Preferred Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 2.5 hereof) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised; and

(d) no readjustment pursuant to clause (b) or (c) above (either individually or cumulatively together with all prior readjustments as made in respect of such Options or Convertible Securities) shall have the effect of increasing the Warrant Price by a proportion (relative to the Warrant Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

If the consideration provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security shall be reduced, or the rate at which any Option is exercisable or any Convertible Security is convertible into or exchangeable for shares of Preferred Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Warrant Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Option or Convertible Security on the Warrant Price and then readjusted as if such Option or Convertible Security had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced.

2.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Preferred Stock payable in Preferred Stock, or shall effect a subdivision of the outstanding shares of Preferred Stock into a greater number of shares of Preferred Stock (by reclassification or otherwise than by payment of a dividend in Preferred Stock), then, and in each such case, Additional Shares of Preferred Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

2.5. Computation of Consideration. For the purposes of this Section 2:

(a) the consideration for the issue or sale of any Additional Shares of Preferred Stock shall, irrespective of the accounting treatment of such consideration:

(i) insofar as it consists of cash, be computed at the amount of cash actually received by the Company net of any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii) insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company;

(iii) insofar as it consists neither of cash nor of other property, be computed as having no value; and

(iv) in case Additional Shares of Preferred Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i), (ii) and (iii) above, allocable to such Additional Shares of Preferred Stock, all as determined in good faith by the Board of Directors of the Company;

(b) Additional Shares of Preferred Stock deemed to have been issued pursuant to Section 2.3 hereof shall be deemed to have been issued for a consideration per share determined by dividing:

(i) the total amount of cash and other property, if any, received and receivable by the Company as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

(ii) the maximum number of shares of Preferred Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

(c) Additional Shares of Preferred Stock deemed to have been issued pursuant to Section 2.4 hereof shall be deemed to have been issued for no consideration.

2.6. Adjustments for Combinations, etc. In case the outstanding shares of Preferred Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Preferred Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.7. Minimum Adjustment of Warrant Price. If the amount of any adjustment of the Warrant Price required pursuant to this Section 2 would be less than one-tenth (1/10) of one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Warrant Price.

2.8. Shares Deemed Outstanding. For all purposes of the computations to be made pursuant to this Section 2, (i) there shall be deemed to be outstanding all shares of Preferred Stock issuable pursuant to the exercise of Options outstanding on June 11, 2003 and the conversion of Convertible Securities outstanding on June 11, 2003, including without limitation the Preferred Warrants, (ii) immediately after any Additional Shares of Preferred Stock are deemed to have been issued pursuant to Section 2.3 or 2.4 hereof, such Additional Shares shall be deemed to be outstanding, (iii) treasury shares shall not be deemed to be outstanding and (iv) no adjustment shall be made in the Warrant Price upon the issuance of shares of Preferred Stock pursuant to the exercise of Options or the conversion of the Preferred Warrants so outstanding, but this Section 2.8 shall not prevent other adjustments in the Warrant Price arising by virtue of such outstanding Options or Convertible Securities pursuant to the provisions of Section 2.3 hereof; provided, however, that, for purposes of calculating adjustments to the Warrant Price, there shall be deemed to be outstanding immediately after giving effect to any issuance of shares of Preferred Stock, Options or Convertible Securities all shares of Preferred Stock issuable upon the exercise of Options and conversion of Convertible Securities then outstanding (including without limitation the Warrants) after giving effect to antidilution provisions contained in all such outstanding Options and Convertible Securities which cause an adjustment in the number of shares of Preferred Stock so issuable, either by virtue of such issuance of shares of Preferred Stock, Options or Convertible Securities or by virtue of the operation of such antidilution provisions.

3. CONSOLIDATION, MERGER, ETC.

3.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Preferred Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Preferred Stock or Other Securities (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issue of Additional Shares of Preferred Stock for which adjustment in the Warrant Price is provided in Section 2.2.1 or 2.2.2 hereof), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Preferred Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Preferred Stock or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof; provided, however, that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Preferred Stock, and if the holder of such Warrants so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the holder of such Warrants shall be entitled to receive the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder if the holder of such Warrants had exercised such Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof.

3.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Loan Agreement to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 hereof unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including without limitation all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Loan Agreement.

4. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 2 or 3 hereof are not strictly applicable but the failure to make any adjustment would not, in the reasonable opinion of the holders of Warrants exercisable for a majority of the Preferred Stock issuable upon exercise of all of the Warrants (the “Majority Holders”), fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, at the request of any holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be reasonably satisfactory to the Majority Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3 hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

5. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Preferred Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Preferred Stock (or Other Securities) then authorized by the Company’s certificate of incorporation and available for the purpose of issue upon such exercise, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

6. COMPANY’S REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Preferred Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Preferred Stock issued or sold or deemed to have been issued, (b) the number of shares of Preferred Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 hereof) on account thereof. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to Section 12.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

7. NOTICES OF CORPORATE ACTION. In the event of

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

(d) any issuance of any Preferred Stock, Convertible Security or Option by the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Preferred Stock (or Other Securities) shall be entitled to exchange their shares of Preferred Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iii) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed at least 45 days prior to the date therein specified.

8. REGISTRATION OF WARRANTS AND PREFERRED STOCK. If any shares of Preferred Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as the Preferred Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Preferred Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

9. RESTRICTIONS ON TRANSFER.

9.1. Restrictive Legends. Except as otherwise permitted by this Section 9, each certificate for Preferred Stock (or Other Securities) issued upon the exercise of any Warrant, each certificate issued upon the direct or indirect transfer of any such Preferred Stock (or Other Securities), all Warrants originally issued pursuant to the Loan Agreement and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 12 hereof shall be deemed to be Stockholder Shares (as such term is defined in the Stockholders Agreement) and shall be transferable only upon satisfaction of the conditions specified in Section 2 of the Stockholders Agreement or Section 2 of the Joinder, as applicable, and in this Section 9, and shall be stamped or otherwise imprinted with legends in substantially the form required by Section 4 of the Stockholders Agreement.

9.2. Notice of Proposed Transfer; Opinion of Counsel. Prior to any transfer of any Stockholder Shares which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder’s intention to effect such transfer and to comply in all other respects with this Section 9.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer, and (b) shall designate counsel for the holder giving such notice, which counsel shall be reasonably acceptable to the Company. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

(i) If in the opinion of such counsel the proposed transfer may be effected without registration of such Stockholder Shares under the Securities Act, such holder shall thereupon be entitled to transfer such Stockholder Shares in accordance with the terms of the notice delivered by such holder to the Company. Each certificate representing such Stockholder Shares issued upon or in connection with such transfer shall bear the restrictive legends required by Section 9.1 hereof, unless the related restrictions on transfer provided for in the Stockholders Agreement shall have ceased and terminated as to such Stockholder Shares pursuant to Section 9.3 hereof.

(ii) If in the opinion of such counsel the proposed transfer may not legally be effected without registration of such Stockholder Shares under the Securities Act (such opinion to state the basis of the legal conclusions reached therein), thereafter such holder shall not be entitled to transfer such Stockholder Shares until either (x) receipt by the Company of a further notice from such holder pursuant to the foregoing provisions of this Section 9.2 and fulfillment of the provisions of clause (i) above or (y) such Stockholder Shares have been effectively registered under the Securities Act.

The Company will pay the reasonable fees and disbursements of counsel for any holder of Stockholder Shares and of counsel for the Company in connection with all opinions rendered by them pursuant to this Section 9.2 and pursuant to Section 9.3 hereof.

Notwithstanding any other provision of this Section 9 or of the Stockholders Agreement, no opinion of counsel shall be necessary for a transfer of Stockholder Shares by the holder thereof to a subsidiary, shareholder, partner or other affiliate or an Approved Fund of such holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Purchaser hereof.

9.3. Termination of Restrictions. The restrictions imposed by this Section 9 upon the transferability of Stockholder Shares shall cease and terminate as to any particular Stockholder Shares (a) when such Stockholder Shares shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act or Section 2 of the Stockholders Agreement or Section 2 of the Joinder Agreement, as applicable. Whenever such restrictions shall cease and terminate as to any Stockholder Shares, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1 hereof.

10. AVAILABILITY OF INFORMATION. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Stockholder Shares. The Company will also cooperate with each holder of any Stockholder Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Stockholder Shares. If any holder of Preferred Warrants, or any Preferred Stock or Common

Stock issued pursuant to the exercise or conversion of such Preferred Warrants, does not otherwise receive pursuant to the Senior Subordinated Loan Agreement or that certain Credit Agreement dated as of the date hereof among the Company, Olympus/Symmetry Holdings LLC, Wachovia Bank, National Association, for itself and as Administrative Agent for the other Lenders (as defined therein) from time to time party thereto (the “Credit Agreement”), quarterly and annual financial statements of the Company, then the Company agrees to use commercially reasonable efforts to deliver such financial statements to each such holder of Preferred Warrants or Preferred Stock or Common Stock issued pursuant to the exercise or conversion of such Preferred Warrants at such time as such financial statements are (or would be if the applicable provisions of the Credit Agreement remained in effect) delivered to the lenders under the Credit Agreement.

11. RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Preferred Stock of each class (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Preferred Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

12. OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

12.1. Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 12.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 9 hereof, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

12.2. Office; Transfer and Exchange of Warrants.

(a) The Company will maintain an office (which may be an agency maintained at a bank) in Warsaw, Indiana where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at 220 West Market Street, Warsaw, Indiana 46580 until such time as the Company shall notify the holders of the Warrants of any change of location of such office within Warsaw, Indiana.

(b) The Company shall cause to be kept at its office maintained pursuant to Section 12.2(a) hereof a register for the registration and transfer of the Warrants. The names and addresses of holders of Warrants, the transfers thereof and the names and addresses of transferees of Warrants shall be registered in such register. The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c) Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 12.2(a) hereof, the Company at its expense will (subject to compliance with Section 9 hereof, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Preferred Stock called for on the face or faces of the Warrant or Warrants so surrendered.

12.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than a Purchaser or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to Section 12.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

13. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

Additional Shares of Preferred Stock: All shares (including treasury shares) of Preferred Stock issued or sold (or, pursuant to Section 2.3 or 2.4 hereof, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than (i) 100,803.946 shares of Preferred Stock issued and outstanding on June 11, 2003 and (ii) the shares of Preferred Stock issued upon the exercise of any of the Preferred Warrants.

Approved Fund: In the case of Antares Capital Corporation, any trust, limited or general partnership, limited liability company, corporation or other limited purpose entity that invests in loans (a “fund”) and is managed by Antares Capital Corporation, an affiliate of Antares Capital Corporation or the same investment advisor of Antares Capital Corporation or by an affiliate of such investment advisor, or any finance company, insurance company, investment bank or other financial institution which temporarily warehouses loans for any of the foregoing.

Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Boston, Massachusetts, New York, New York or Warsaw, Indiana are authorized by law to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

Company: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3 hereof.

Convertible Securities: Any evidences of indebtedness, shares of stock (other than Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Capital Stock other than the shares of Class A Preferred Stock outstanding as of June 11, 2003 or issued in connection with the conversion or exercise of the Preferred Warrants.

Credit Agreement: As defined in Section 10 of this Warrant.

Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Expiration Date: As defined in the introduction to this Warrant.

Joinder: The Joinder and Amendment to Stockholders Agreement dated as of June 11, 2003 by and among Windjammer Mezzanine & Equity Fund II, L.P., Olympus/Symmetry Holdings LLC and Olympus Growth Fund III, L.P.

Loan Agreement: As defined in the introduction to this Warrant.

Market Price: On any date specified herein, the amount per share of Preferred Stock equal to (a) the last sale price of Preferred Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Preferred Stock is then listed or admitted to trading, or (b) if Preferred Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Preferred Stock on such date, or (c) if there shall have been no trading on such date or if Preferred Stock is not so designated, the average of the closing bid and asked prices of Preferred Stock on such date as shown by the NASD automated quotation system, or (d) if Preferred Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (x) $1,000.00 or (y) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

NASD: The National Association of Securities Dealers, Inc.

Options: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Preferred Stock or Convertible Securities.

Other Securities: Any stock (other than Preferred Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Preferred Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Preferred Stock or Other Securities pursuant to Section 3 hereof or otherwise.

Person: A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

Preferred Stock: The Company’s Class A Preferred Stock, par value $0.01 per share.

Preferred Warrants: Those Warrants dated as of June 11, 2003 providing for the purchase from the Company of shares of Class A Preferred Stock,.

Purchasers: As defined in the introduction to this Warrant.

Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Stockholder Shares: As defined in the Stockholders Agreement.

Stockholders Agreement: The Stockholders Agreement dated as of October 18, 2000 between the Company, Olympus/Symmetry Holdings LLC and the Stockholders (as defined therein), as amended and modified from time to time.

Warrant Price: As defined in Section 2.1 hereof.

Warrants: The Common Warrants and the Preferred Warrants, collectively.

14. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise

15. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

16. NOTICES. Any notice or other communication in connection with this Warrant shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a telex by receipt of the correct answerback) or (y) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified: (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the office of the Company maintained pursuant to Section 12.2(a) hereof; or (b) if to the Company, to the attention of its President at its office maintained pursuant to Section 12.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1 hereof.

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17. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

SYMMETRY MEDICAL, INC.

By:
Title:

FORM OF SUBSCRIPTION

[To be executed only upon exercise of Preferred Warrant]

To Symmetry Medical, Inc.

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder,                     1 shares of the Preferred Stock and herewith makes payment of $             therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                     , whose address is                    .

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

[1]	Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

FORM OF CONVERSION NOTICE

[To be executed only upon conversion of Preferred Warrant]

To Symmetry Medical, Inc.

The undersigned registered holder of the within Warrant hereby irrevocably converts such Warrant with respect to                     1 shares of the Preferred Stock which such holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to                     , whose address is                    .

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

[1]	Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial conversion, the portion thereof as to which this Warrant is being converted), in either case without making any adjustment for Additional Shares of Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial conversion, a new Warrant or Warrants will be issued and delivered, representing the unconverted portion of the Warrant, to the holder surrendering the Warrant.

FORM OF ASSIGNMENT

[To be executed only upon transfer of Preferred Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto                      the right represented by such Warrant to purchase                     1 shares of Preferred Stock of Symmetry Medical, Inc. to which such Warrant relates, and appoints                      Attorney to make such transfer on the books of Symmetry Medical, Inc. maintained for such purpose, with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

Signed in the presence of:

[1]	Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.